SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                         UnderThe Securities Act of l933

                                DNA BRANDS, INC.

               (Exact name of issuer as specified in its charter)

         Colorado                                                26-0394476
------------------------------                            ---------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

         506 N.W. 77th Street
          Boca Raton, Florida                         33487
------------------------------------------         -----------
 (Address of Principal Executive Offices)          (Zip Code)

                                Stock Bonus Plan
                                ---------------
                              (Full Title of Plan)

                                  Darren Marks
                                506 N.W. 77th St.
                              Boca Raton, FL 33487
                            -----------------------
                     (Name and address of agent for service)

                                 (954) 978-8401
                     --------------------------------------
          (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See if the definitions of "large accelerated filer," "accelerated filer" and smaller reporting company" in Rule 12b-2 of the Exchange act.

  Large accelerated filer | |                   Accelerated filer           | |

 Non-accelerated  filer   | |                   Smaller reporting company   |X|
(Do not check if a smaller reporting company)

     Copies of all communications, including all communications sent to agent for service to:

                             William T. Hart, Esq.
                                  Hart & Hart
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed
Title                                      Proposed     maximum
securities                  Amount        offering     aggregate    Amount of
 to be                      to be           price      offering    registration
registered               registered (1)  per share (2)   price         fee
-------------------------------------------------------------------------------

Common Stock issuable
pursuant to Stock
Bonus Plan (as amended)   10,000,000        $0.02       $200,000       $28

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock.

(2) Varied, but not less than the fair market value on the date that the shares were or are granted. Pursuant to Rule 457(c), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on December 30, 2013.

 DNA BRANDS, INC.

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions  to Form S-8, the Prospectus  described below is not required to be filed with this Registration Statement.)
Item
 No.     Form S-8 Caption                       Caption in Prospectus

  1.   Plan Information

         (a)  General Plan Information           Stock Option and Bonus Plans

         (b)  Securities to be Offered           Stock Option and Bonus Plans

         (c)  Employees who may Participate      Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant    Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e) Resale Restrictions                 Resale of Shares by Affiliates

         (f)  Tax Effects of Plan                Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds                Not Applicable.

         (h)  Withdrawal from the Plan;          Other Information Regarding the
              Assignment of Interest             Plans

         (i)  Forfeitures and Penalties          Other Information Regarding the
                                                 Plans

         (j)  Charges and Deductions and         Other Information Regarding the
              Liens Therefore                    Plans

 2.    Registrant Information and Employee       Available information,
       Plan Annual Informatio                    Documents incorporated by
                                                 reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by DNA Brands, Inc. ("DNA") (Commission File No. 000-53086) are incorporated by reference into this prospectus:

     1. Annual report on Form 10-K for the fiscal year ended December 31, 2012.

     2.   Report on Form 8-K filed on April 18, 2013.

     3.   Report on Form 8-K filed on May 15, 2013.

     4.   Report on Form 10-Q for the quarter ended March 31, 2013.

     5. Preliminary information statement on Schedule 14C filed on August 16, 2013.

     6.   Report on Form 10-Q for the quarter ended June 30, 2013.

     7.   Definitive  information  statement on Schedule 14C filed on August 29,
          2013.

     8.   Report on Form 10-Q for the quarter ended September 30, 2013.

     9.   Report on Form 8-K filed on January 3, 2014.

      All documents filed with the Commission by DNA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by DNA to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     DNA has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to DNA and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

         Not required.

Item 5 - Interests of Named Experts and Counsel

         Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Articles of Incorporation of DNA provide in substance that DNA shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of DNA, or is or was serving at the request of DNA as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by DNA in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to DNA unless it shall ultimately be determined that such person is entitled to be indemnified by DNA as authorized in the Articles of Incorporation.

Item 7 - Exemption for Registration Claimed

    Not applicable.

Item 8 - Exhibits

4  -  Instruments Defining Rights of
      Security Holders

   (a) - Common Stock                      Incorporated  by reference to Exhibit
                                           3.1 of the Company's  Registration
                                           Statement on Form SB-2, File No.
                                           333-148773.

   (b) - Stock Bonus Plan (as amended)     Exhibit 4(b)

5  -  Opinion Regarding Legality           Exhibit 5

l5 - Letter Regarding Unaudited Interim
     Financial Information                 None

23 - Consent of Independent Public         Exhibit 23
     Accountants and Attorneys

24 - Power of Attorney                     Included in the signature page of
                                           this Registration Statement

99 - Resale Prospectus                     Exhibit 99

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Darren Marks and Mel Leiner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on December 26, 2013.

                                       DNA BRANDS, INC.

                                       By: /s/ Darren Marks
                                           ---------------------------------
                                           Darren Marks, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                       Date

/s/ Darren Marks                Principal Executive Officer   December 26, 2013
-------------------------        and a Director
Darren Marks

/s/ Melvin Leiner               Principal Financial and       December 26, 2013
-------------------------        Accounting Officer
Melvin Leiner                    and a Director